UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Bohannon Drive, Suite 250 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2015, Jeffrey L. Cleland, Ph.D., resigned as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”). In connection with his succession, Dr. Cleland will serve for up to one year in a consulting capacity as a Senior Scientific Advisor to the Company’s Chief Executive Officer. Effective May 6, 2015, the Company entered into a Separation and Consulting Agreement with Dr. Cleland under which he will receive, in exchange for his services, a one-time severance payment of $358,800.00, reimbursement of COBRA health insurance premiums for up to 12 months and monthly consulting fees of $10,000 for a term of 12 months. Dr. Cleland’s outstanding equity awards will continue to vest during the consulting period in accordance with their terms, and any vested stock options held by Dr. Cleland will remain exercisable until 6 months after he ceases providing services to the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Separation and Consulting Agreement to be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

Jay Shepard, 57, the current Executive Chair of the Board, is assuming the role of President and Chief Executive Officer, effective May 6, 2015. Mr. Shepard has served as Executive Chair of the Board since 2013. Following his appointment as Chief Executive Officer, Mr. Shepard will no longer serve as Executive Chair. The Board has appointed Srinivas Akkaraju, M.D., Ph.D. to replace Mr. Shepard as Chair of the Board, effective May 6, 2015.

Mr. Shepard joins Versartis from Sofinnova Ventures a venture capital firm focused on the healthcare industry, which he joined as an Executive in Residence in 2008. He has over 30 years’ experience in the pharmaceutical, biotechnology and drug delivery arenas. Mr. Shepard previously served as President and Chief Executive Officer and was a member of the board of directors of NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company developing and commercializing unique pediatric products utilizing proprietary drug delivery technology that was acquired by Pfizer in November 2012, from January 2010 to November 2012. From December 2005 to October 2007, Mr. Shepard served as President and Chief Executive Officer and a member of the board of directors of Ilypsa Inc., a biopharmaceutical company pioneering novel non-absorbed polymeric drugs for renal and metabolic disorders that was acquired by Amgen in July 2007. Mr. Shepard has served on the boards of directors of numerous public and private companies, including Ilypsa, Relypsa, Inc. and Intermune, Inc., and currently serves on the board of directors of Bullet Biotechnology, Inc., Marinus Pharmaceuticals, Inc., and Durect Corporation. Mr. Shepard holds a B.S. in Business Administration from the University of Arizona.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versartis, Inc.

Date May 6, 2015	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer